Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated January 2, 2024, relating to the financial statements of Bright Scholar Education Holdings Limited appearing in the annual report on Form 20-F for the year ended August 31, 2023.

/s/ Deloitte Touche Tohmatsu Certified Public Accountants LLP
Deloitte Touche Tohmatsu Certified Public Accountants LLP
Shenzhen, China
May 17, 2024